As filed with the Securities and Exchange Commission on September 16, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8179278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Scott Tarriff

Chief Executive Officer

Eagle Pharmaceuticals, Inc.

50 Tice Boulevard, Suite 315

Woodcliff Lake, NJ 07677

(201) 326-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Recht, Esq.	David E. Riggs
Cooley LLP	Chief Financial Officer
500 Boylston Street, 14th Floor	Eagle Pharmaceuticals, Inc.
Boston, Massachusetts 02116	50 Tice Boulevard, Suite 315
(617) 937-2300	Woodcliff Lake, NJ 07677
(201) 326-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.001 par value per share	938,183 shares (3)	$59.95	$56,244,070.85	$5,663.78
2014 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	155,898 shares (4)	$59.95	$9,346,085.10	$941.15

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

This estimate is made pursuant to Rule 457(h) and Rule 457(c)(1) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on September 13, 2016, as reported on the Nasdaq Stock Market.

(3)

Represents shares of Common Stock that were automatically added to the number of shares authorized for issuance under the Eagle Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “2014 EIP”) on January 1, 2016 pursuant to an “evergreen” provision contained in the 2014 EIP. Pursuant to such provision, on January 1st of each year from 2016 through 2024, the number of shares authorized for issuance under the 2014 EIP is automatically increased by an amount equal to 6% of the total number of shares of Capital Stock (as defined in the 2014 EIP) outstanding on December 31st of the preceding fiscal year.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Eagle Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on October 1, 2015 pursuant to an “evergreen” provision contained in the 2014 ESPP. Pursuant to such provision, on October 1st of each year from 2014 through 2024, the number of shares authorized for issuance under the 2014 ESPP is automatically increased by an amount equal to the least of: (a) 1% of the total number of shares of Capital Stock outstanding on September 30th of the preceding fiscal year; (b) 180,726 shares of Common Stock; and (c) a number of shares of Common Stock determined by the Registrant’s board of directors that is less than the amount set forth in the foregoing clauses (a) or (b).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,094,081 shares of Common Stock of Eagle Pharmaceuticals, Inc. (the “Registrant”) issuable pursuant to the Eagle Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “2014 EIP”) and the Eagle Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”).  These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-194056) was filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2014.  These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2014 Plan and the 2014 ESPP, which provide that the total number of shares subject to such plans will be increased each year pursuant to a specified formula.

PART II

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2014 EIP and the 2014 ESPP under Registration Statements on Form S-8 filed with the Commission on February 21, 2014 (File No. 333-194056) and on September 2, 2015 (File No. 333-206729).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on September 16, 2016.

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Tarriff and David E. Riggs, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer,
/S/ SCOTT TARRIFF	President and Member of the Board of Directors
Scott Tarriff	(Principal Executive Officer)	September 16, 2016

/S/ DAVID E. RIGGS	Chief Financial Officer
David E. Riggs	(Principal Accounting and Financial Officer)	September 16, 2016

/S/ MICHAEL GRAVES
Michael Graves	Chairman of the Board of Directors	September 16, 2016

/S/ STEVEN RATOFF
Steven Ratoff	Member of the Board of Directors	September 16, 2016

/S/ SANDER FLAUM
Sander Flaum	Member of the Board of Directors	September 16, 2016

Robert L. Glenning	Member of the Board of Directors

/S/ DOUGLAS L. BRAUNSTEIN
Douglas L. Braunstein	Member of the Board of Directors	September 16, 2016

/S/ DAVID M. PERNOCK
David M. Pernock	Member of the Board of Directors	September 16, 2016

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EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.2(4)	Eagle Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended and restated.

99.3(5)	Eagle Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

(1)              Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192984), filed with the Commission on January 28, 2014, and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192984), filed with the Commission on January 28, 2014, and incorporated herein by reference.

(3)              Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192984), filed with the Commission on January 28, 2014, and incorporated herein by reference.

(4)              Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36306), filed with the Commission on August 10, 2015, and incorporated herein by reference.

(5)              Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192984), filed with the Commission on January 22, 2014, and incorporated herein by reference.

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